UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
______________

Date of Report (Date of earliest event reported): February 19, 2026

ACNB Corporation
(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $2.50 par value per share	ACNB	The NASDAQ Stock Market, LLC

CURRENT REPORT ON FORM 8-K

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2026, ACNB Corporation (the “Corporation”) and ACNB Bank, the Corporation’s wholly-owned subsidiary (the “Bank”) entered into amendments to the Amended and Restated Employment Agreement of Jason H. Weber, Executive Vice President/Treasurer and Chief Financial Officer of the Corporation and Bank dated as of October 5, 2022, and the Employment Agreement of Brett D. Fulk, Executive Vice President - Chief Strategy Officer of the Corporation and Bank dated as of September 6, 2022.

Each amendment amends and restates Section 7 of each employment agreement in their entirety which relates to the executive’s rights in the event of a change in control and increases the amount payable to the executive under certain circumstances following a change in control. If the executive’s employment is terminated by the Corporation without cause or he experiences an involuntary separation of service within two (2) years after a “change in control” (as defined in the employment agreement) or he voluntarily terminates employment for good reason within one (1) year after a change in control, then the executive shall be entitled to receive a multiple of his “agreed compensation” (as defined in the employment agreement), and continuation of all life, disability, medical insurance, and other normal health and welfare benefits for two (2) years. The amendments increase the multiple of each executive’s agreed compensation from 2.0 to 2.99 times of his agreed compensation.

In addition, Section 7 of Mr. Fulk’s employment agreement was modified to provide for a limited gross up in the event that the payments made after a change in control when added to all other amounts or benefits provided to or on behalf of the executive in connection with his termination of employment would result in an excise tax under Section 4999 or under Section 280G of the Internal Revenue Code rather than a reduction. Also, Section 17 of Mr. Fulk’s employment agreement which provided certain change in control payment reductions was eliminated in its entirety.

Finally, each agreement increases certain non-solicitation provisions from six (6) months to two (2) years following termination of employment. Other than the modifications set forth above, there were no other changes to the employment agreements.

The description above is only a summary of the material terms of the amendments to the employment agreements and is not intended to be a full description of the amendments. The amendments to the employment agreements are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number    Description

99.1    First Amendment to Amended and Restated Employment Agreement by and among ACNB Corporation, ACNB Bank and Jason H. Weber dated as of February 19, 2026

99.2    First Amendment to Employment Agreement by and among ACNB Corporation, ACNB Bank and Brett D. Fulk dated as of February 19, 2026.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION (Registrant)

Dated:	February 20, 2026	/s/ Kevin J. Hayes
Kevin J. Hayes
Senior Vice President/
General Counsel, Secretary & Chief Governance Officer